Item 7.1

                           CBI INDUSTRIES, INC.

                        Certificate of Designations

                $6.75 Cumulative Preferred Stock, Series E
                         Par Value $1.00 Per Share

                         _________________________

                      Pursuant to Section 151 of the
             General Corporation Law of the State of Delaware
                         _________________________


         The undersigned, Chairman of the Board of Directors, President and Chief Executive Officer of CBI Industries, Inc., a Delaware corporation (hereinafter called the "Corporation"), DOES HEREBY CERTIFY that the following resolution has been duly adopted by a duly authorized committee of the Board of Directors of the Corporation:

         RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation (the "Board of Directors") by the provisions of the Restated Certificate of Incorporation of the Corporation, there hereby is created, out of the 20,000,000 shares of preferred stock of the Corporation authorized in Article Fourth of its Certificate of Incorporation (the "Preferred Stock"), a series of Preferred Stock of the Corporation consisting of 200,000 shares, which series shall be capital stock of the Corporation and shall have the following powers, designations, preferences and relative, participating, optional or other rights, and the following qualifications, limitations and restrictions (in addition to the powers, designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions, set forth in the Certificate of Incorporation of the Corporation which are applicable to the Preferred Stock):

     1.  Designation; Number of Shares; Par Value.

     The designation of said shares of the Preferred Stock shall be 6.75% Cumulative Preferred Stock, Series E (the "Series E Preferred Stock"). The number of shares of Series E Preferred Stock shall be limited to 200,000. The par value of the Series E Preferred Stock shall be $1.00 per share. The Series E Preferred Stock shall rank senior to the Common Stock and the Series A Junior Participating Preferred Stock of the Corporation (the "Series A Preferred Stock"), and shall rank on a parity with the Convertible Voting Preferred Stock, Series C (the "Series C Preferred Stock") and the 7.48% Cumulative Preferred Stock, Series D (the "Series D Preferred Stock"), in each case as to payment of dividends and upon liquidation, dissolution and winding up.

     2.  Dividends.

     (a) The shares of Series E Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors or a duly authorized committee thereof (an "Authorized Board Committee"), out of funds legally available for the payment of dividends, cumulative cash dividends in the amount of $6.75 per share per annum, and no more. Dividends shall accumulate and be payable quarterly on the fifteenth day of March, June, September, and December in each year (each a "Dividend Payment Date" or collectively, "Dividend Payment Dates"), commencing September 15, 1995, except that if any Dividend Payment Date is not a business day in New York City, then such quarterly dividend shall be payable on the next succeeding business day and such next succeeding business day shall be the Dividend Payment Date. Dividends on the shares of Series E Preferred Stock shall accrue and be cumulative from the date of their original issue and will be payable to stockholders of record on the record date, which shall be not more than 45 days nor less than 10 days preceding such Dividend Payment Date, fixed for such purpose by the Board of Directors or an Authorized Board Committee in advance of each particular Dividend Payment Date. The amount of dividends payable on shares of Series E Preferred Stock for each full quarterly dividend period shall be computed by dividing by four the amount per share per annum set forth in this paragraph 2. Dividends payable on the Series E Preferred Stock for the initial dividend period and for any period less than a full quarterly period shall be computed on the basis of a 360-day year of twelve 30-day months. Dividends paid on shares of Series E Preferred Stock in an amount less than the total amount of such dividends at the time accumulated and payable on such shares shall be a located pro rata on a share-by-share basis among all such shares at the time outstanding.

     (b) So long as any shares of Series E Preferred Stock are outstanding, unless all accumulated dividends on all outstanding shares of Series E Preferred Stock have been paid or contemporaneously are declared and paid through the last Dividend Payment Date and full quarterly dividends on the Series E Preferred Stock have been or contemporaneously are declared and set apart for payment through the next succeeding Dividend Payment Date, no dividends shall be paid or declared and set apart for payment or any other distribution made upon the Common Stock or Series A Junior Participating Preferred Stock or any other stock of the Corporation ranking junior to the Series E Preferred Stock as to payment of dividends (other than dividends paid or other distributions made in stock of the Corporation ranking junior to the Series E Preferred Stock as to payment of dividends and upon liquidation, dissolution or winding up), nor shall any Common Stock, Series A Junior Participating Preferred Stock or any other stock of the Corporation ranking junior to the Series E Preferred Stock as to payment of dividends be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of such stock) by the Corporation (except by conversion of such junior stock into or exchange of such junior stock for stock of the Corporation ranking junior to the Series E Preferred Stock as to payment of dividends and upon liquidation, dissolution or winding up).

     (c) Except as hereinafter provided, no dividends shall be paid or declared and set apart for payment or any other distribution made (other than dividends paid or other distributions made in stock of the Corporation ranking junior to the Series E Preferred Stock as to payment of dividends and upon liquidation, dissolution or winding up) on the Preferred Stock of any other series ranking on a parity with the Series E Preferred Stock as to payment of dividends for any period unless all accumulated dividends on all outstanding shares of Series E Preferred Stock have been paid or declared and set apart for payment or contemporaneously are paid or declared and set apart for payment through the last Dividend Payment Date and no dividends shall be paid or declared and set apart for payment or any other distribution made (other than dividends paid or other distributions made in stock of the Corporation ranking junior to the Series E Preferred Stock as to payment of dividends and upon liquidation, dissolution or winding up) on the Series E Preferred Stock unless all accumulated dividends on all outstanding shares of Preferred Stock of all other series ranking on a parity with the Series E Preferred Stock as to payment of dividends have been paid or declared and set apart for payment or contemporaneously are paid or declared and set apart for payment to the last date to which such dividends are payable. Whenever all accumulated dividends are not paid in full upon the Series E Preferred Stock or any other series of Preferred Stock ranking on a parity with the Series E Preferred Stock as to payment of dividends, all dividends declared or other distributions made upon shares of Series E Preferred Stock and any other series of Preferred Stock ranking on a parity with the Series E Preferred Stock as to payment of dividends shall be declared or made pro rata so that the amount of dividends declared or other distributions made per share on the Series E Preferred Stock and such other series of Preferred Stock shall in all cases bear to each other the same ratio that accumulated and unpaid dividends per share on the shares of Series E Preferred Stock and such other series of Preferred Stock bear to each other. Any dividend paid upon the Series E Preferred Stock at a time when any accumulated dividends for any prior period are delinquent shall be expressly declared as a dividend in whole or partial payment of the accumulated dividend for the earliest period for which dividends are then delinquent, and shall be so designated to each stockholder to whom payment is made.

     (d) Whenever all accumulated dividends are not paid in full upon the Series E Preferred Stock, no stock of the Corporation ranking on a parity with the Series E Preferred Stock as to payment of dividends may be redeemed (pursuant to a sinking fund or otherwise), purchased or otherwise acquired for any consideration by the Corporation except (i) by means of a redemption pursuant to which all outstanding shares of the Series E Preferred Stock and all Preferred Stock of the Corporation ranking on a parity with the Series E Preferred Stock as to payment of dividends are redeemed or pursuant to which a pro rata redemption is made from all holders of the Series E Preferred Stock and all Preferred Stock of the Corporation ranking on a parity with the Series E Preferred Stock as to payment of dividends, the amount allocable to each series of such stock being determined on the basis of the aggregate liquidation preference of the outstanding shares of each series and the shares of each Series E being redeemed only on a pro rata basis, or (ii) by conversion of such parity Preferred Stock into, or exchange of such parity Preferred Stock for, stock of the Corporation ranking junior to the Series E Preferred Stock as to payment of dividends and upon liquidation, dissolution or winding up.

     (e) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraphs (a)-(d) of this Section 2, purchase or otherwise acquire such shares at such time and in such manner.

     3.  Redemption.

     (a) The Corporation shall redeem all of the outstanding shares of Series E Preferred Stock on September 5, 2002. Such redemption of shares of Series E Preferred Stock shall be effected at a price of $100.00 per share, plus an amount equal to accrued and unpaid dividends thereon to the date of the redemption. The Series E Preferred Stock shall not be redeemable at the option of the Corporation prior to September 5, 2002.

     (b) If funds for the mandatory redemption of all of the shares of the Series E Preferred Stock are not available on the mandatory redemption date, the Series E Preferred Stock shall remain outstanding until such time as funds are legally available for payment of the redemption price. If payment of the redemption price is not made when due, dividends will continue to accrue on the Series E Preferred Stock until funds are available for payment of the redemption price and such redemption price is paid.

     Notice of mandatory redemption shall be mailed by first class mail, postage prepaid, to each Holder of the shares to be redeemed, at such Holder's address as the same appears on the stock books of the Corporation. Such notice shall be so mailed not less than 30 nor more than 45 days prior to the date fixed for redemption. Each such notice shall state: (i) the redemption date; (ii) the redemption price; (iii) the place or places where certificates for such shares of Series E Preferred Stock are to be surrendered for payment of the redemption price and (iv) that dividends on the shares to be redeemed will cease to accrue on such redemption date.

     If notice of redemption has been given under this Section 3, from and after the redemption date for the shares of Series E Preferred Stock called for redemption (unless default shall be made by the Corporation in providing money for the payment of the redemption price of the shares so called for redemption), dividends on the shares of Series E Preferred Stock so called for redemption shall cease to accrue and said shares shall no longer be deemed to be outstanding, and all rights of the Holders thereof as stockholders of the Corporation (except the right to receive the redemption price) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the notice shall so state), the redemption price set forth above shall be paid by the Transfer Agent (or by such bank or trust company designated by the Board of Directors) to the Holders of the shares of Series E Preferred Stock subject to redemption.

     (c) All shares of Series E Preferred Stock which shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued shares of Preferred Stock, without designation as to series, and the number of shares of Preferred Stock which the Corporation shall have authority to issue shall not be decreased by the redemption of shares of Series E Preferred Stock.

     4.  Liquidation Rights.

     Upon the dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, the holders of the Series E Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders, the amount of $100 per share plus an amount equal to all dividends (whether or not declared or due) on such shares accrued and unpaid thereon to the date of final distribution, before any payment or distribution shall be made on the Common Stock, the Series A Junior Participating Preferred Stock or on any other class or series of stock ranking junior to the Series E Preferred Stock with respect to distributions upon liquidation, dissolution or winding up. For purposes of this
Section 4, the merger or consolidation of the Corporation or the sale of all or substantially all of the Corporation's assets shall not be deemed to be a liquidation, dissolution or winding up of the Corporation. In the event the assets of the Corporation available for distribution to the holders of shares of the Series E Preferred Stock upon any dissolution, liquidation or winding up of the Corporation shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to this Section 4, no such distributions shall be made upon account of any shares of any other class or series of stock of the Corporation ranking on a parity with the shares of the Series E Preferred Stock upon such dissolution, liquidation or winding up unless proportionate distributive amounts shall be paid on account of the shares of the Series E Preferred Stock, ratably, in proportion to the full distributable amounts to which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up. After the payment to the holders of the shares of the Series E Preferred Stock of the full preferential amounts provided for in this Section 6, the holders of the Series E Preferred Stock as such shall have no right or claim to any of the remaining assets of the Corporation.

     5.  Voting Rights.

     (a) Except as indicated in this Section 5 and in Section 7 and in accordance with applicable law, the holders of shares of Series E Preferred Stock shall have no voting rights.

     (b) If at any time dividends payable on the Series E Preferred Stock, or on any one or more other series of Preferred Stock of the Corporation entitled to receive cumulative preferred dividends, are in arrears and unpaid in an amount equal to or exceeding the amount of dividends payable thereon for six quarterly dividend periods, the number of members of the Board of Directors shall increase by two, and the holders of the outstanding shares of Preferred Stock will have the exclusive right, voting separately as a class, to elect such two directors of the Corporation at the next regular or special meeting of stockholders of the Corporation. Such voting right will continue for the Preferred Stock until all dividends on the Series E Preferred Stock and on such other series have been paid in full, at which time such voting right of the holders of Preferred Stock will terminate, subject to re-vesting in the event of a subsequent arrearage. Upon any termination of the aforesaid voting right, the term of office of all the directors elected by holders of Preferred Stock voting separately as a class will terminate and the number of members of the Board of Directors shall decrease by two.

     (c) In exercising the voting rights set forth herein or when otherwise granted voting rights by operation of law, each share of Series E Preferred Stock shall be entitled to one vote.

     6.  Reacquired Shares.

     Any shares of Series E Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors.

     7.  Exclusive Remedy.

     In the event that dividends are not timely declared on the shares of the Series E Preferred Stock, the exclusive remedy of the Holders against the Corporation shall be as set forth in this Certificate of Designation, Preferences and Rights and in no event shall Holders of such shares have any right to maintain a suit or proceeding against the Corporation in respect of such dividends or damages for the failure to receive the same or resulting from such noncompliance.

     8.  Amendment.

     This Certificate of Designations may be amended, altered or repealed by the unilateral action of the Board of Directors of the Corporation without the consent or vote of stockholders. Notwithstanding the preceding sentence, the Certificate of Incorporation of the Corporation (including this Certificate of Designations) shall not be amended, altered or repealed in any manner which would adversely alter or change the powers, preferences or special rights of the Series E Preferred Stock without the affirmative vote or consent of the holders of two-thirds or more of the outstanding shares of Series E Preferred Stock, voting separately as a series; provided, that any increase in the authorized Preferred Stock or the creation and issuance of any other class or series of Preferred Stock ranking on a parity with or junior to the Series E Preferred Stock as to payment of dividends and upon liquidation, dissolution or winding up or any decrease in the number of shares which constitute the Series E Preferred Stock (but not below the number of shares thereof then outstanding) shall not be deemed to adversely alter or change such powers, preferences or special rights.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designations to be duly executed on its behalf by its undersigned Chairman of the Board, President and Chief
Executive Officer and attested to by its Secretary this 1st day of September, 1995.



                                   /s/ John E. Jones,
                                   Chairman of the Board,
                                   President
                                   and Chief Executive Officer
[Corporate Seal]


ATTEST:


_______________________________________
/s/ Charlotte C. Toerber, Secretary